UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

Convertible Notes

Underwriting Agreement

On November 4, 2025, Ramaco Resources, Inc. (the “Company”) entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto, in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 0% Convertible Senior Notes due 2031 (the “Notes” and the issuance and sale of the Notes, the “Notes Offering”). Pursuant to the Convertible Notes Underwriting Agreement, the Company granted the underwriters an option to purchase, in addition to the base $300,000,000 and for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $45,000,000 principal amount of Notes solely to cover over-allotments, which was exercised in full on November 5, 2025.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-289251), including a prospectus, as supplemented by a preliminary prospectus supplement dated November 4, 2025, the pricing term sheet dated November 4, 2025, and a final prospectus supplement dated November 4, 2025.

The Convertible Notes Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Convertible Notes Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The above description of the Convertible Notes Underwriting Agreement is a summary and is not complete. A copy of the Convertible Notes Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Convertible Notes Underwriting Agreement set forth in such exhibit.

Indenture

On November 7, 2025, the Company issued $345,000,000 principal amount of its 0% Convertible Senior Notes due 2031. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of July 13, 2021, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture (the “Fourth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), dated as of November 7, 2025, between the Company and the Trustee.

The Notes will be the Company’s senior, unsecured obligations and will rank (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. Special interest will accrue on the Notes upon the occurrence of certain events relating to the Company’s failure to file certain Securities and Exchange Commission reports as provided in the Indenture. The Notes will mature on November 1, 2031, unless earlier repurchased, redeemed or converted. Before August 1, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after August 1, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) or a combination of cash and shares of its Class A Common Stock, at the Company’s election. The initial conversion rate will be 30.5460 shares of the Class A Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $32.74 per share of the Class A Common Stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after November 6, 2028, and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Class A Common Stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. In addition, calling (or the deemed calling of) any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers as provided for in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. The definition in the Indenture of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Class A Common Stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of special interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000; (vii) the rendering of certain judgments against the Company or any of its significant subsidiaries for the payment of at least $50,000,000, where such judgments are not paid in full, discharged or stayed within 60 days after date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days, at a rate per annum equal to 0.25% of the principal amount of the Notes for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Base Indenture, the Fourth Supplemental Indenture and the form of the certificate representing the Notes are filed as Exhibit 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Fifth Amendment Agreement

On November 4, 2025, the Company entered into a Fifth Amendment Agreement (the “Fifth Amendment Agreement”) by and among (i) the Company, Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc., Maben Coal LLC, Carbon Resources Development, Inc., and Ramaco Coal, LLC (collectively, the “Borrowers”); (ii) KeyBank National Association, as administrative agent and a lender; (iii) Cadence Bank, as a lender; (iv) Associated Bank, National Association, as a lender; (v) City National Bank, as a lender; (vi) Star Financial Bank, as a lender; and (vii) Trustmark Bank, as a lender.

The Fifth Amendment Agreement amends that certain Second Amended and Restated Credit and Security Agreement (as amended from time to time, the “Credit Agreement”) dated February 15, 2023, by and among the Company, the other Borrowers named therein, the lenders named therein, and KeyBank National Association as agent and lender; which was first amended pursuant to that certain First Amendment Agreement dated May 3, 2024, and later amended pursuant to that certain Second Amendment Agreement dated November 21, 2024, and again further amended by that certain Third Amendment Agreement dated July 23, 2025, and again further amended by that certain Fourth Amendment Agreement dated August 5, 2025. The Fifth Amendment Agreement, among other things, modifies the definitions section and certain covenants to permit the Notes offering under the Credit Agreement, including by creating new definitions allowing permitted convertible indebtedness in an aggregate principal amount not to exceed $1,000,000,000 and to facilitate the Capped Call Transactions described below.

The above description of the Fifth Amendment Agreement is a summary and is not complete. A copy of the Fifth Amendment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Convertible Notes Underwriting Agreement set forth in such exhibit.

Capped Call Transactions

On November 4, 2025, concurrently with the pricing of the Notes, and on November 5, 2025, in connection with the exercise in full by the underwriters of their over-allotment option, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the aggregate number of shares of the Class A Common Stock that initially underlie the Notes, and are expected generally to reduce the potential dilution to the Class A Common Stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes upon any conversion of the Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $54.5625 per share (subject to certain adjustments under the terms of the Capped Call Transactions), which represents a premium of 125% above the $24.25 public offering price per share of the Class A Common Stock in the Concurrent Delta Offering (as defined below). The cost of the Capped Call Transactions was approximately $32.8 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmations set forth in such exhibit.

Concurrent Delta Placement

Underwriting Agreement

On November 4, 2025, the Company, in connection with the Notes Offering, entered into an underwriting agreement (the “Delta Placement Underwriting Agreement”) with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as underwriters (the “delta offering underwriters”), relating to the offer and short sale of 2,245,126 shares of the Class A Common Stock, borrowed from non-affiliate third parties in connection with the Notes Offering to facilitate the establishment of short positions by certain holders to facilitate hedging of their investments in the Notes (the “Concurrent Delta Offering”). The Concurrent Delta Offering was completed on November 7, 2025. No new shares of Class A Common Stock were issued in Concurrent Delta Offering.

The shares of Class A Common Stock were offered and sold in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-289251), including a prospectus, as supplemented by a preliminary prospectus supplement dated November 4, 2025, the pricing term sheet dated November 4, 2025, and a final prospectus supplement dated November 4, 2025.

The Delta Placement Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Delta Placement Underwriting Agreement, the Company has agreed to indemnify the delta offering underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the delta offering underwriters may be required to make in respect of those liabilities.

The above description of the Delta Placement Underwriting Agreement is a summary and is not complete. A copy of the Delta Placement Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Delta Placement Underwriting Agreement set forth in such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement

The disclosure set forth in Item 1.01 above under the caption “Convertible Notes-Indenture” is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 4, 2025, the Company issued a press release announcing the proposed Notes Offering and Concurrent Delta Offering. Additionally, on November 5, 2025, the Company issued a second press release announcing the pricing of the Notes Offering and Concurrent Delta Offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 4, 2025, by and between Ramaco Resources, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (Notes Offering).

1.2	Underwriting Agreement, dated as of November 4, 2025, by and between Ramaco Resources, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as underwriters (Concurrent Delta Offering).

4.1	Indenture, dated July 13, 2021, by and between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 13, 2021).

4.2	Fourth Supplemental Indenture, dated as of November 7, 2025, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB., as trustee.

4.3	Form of 0% Convertible Senior Note Due 2031 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of ArentFox Schiff LLP (Notes Offering).

5.2	Opinion of ArentFox Schiff LLP (Concurrent Delta Offering).

10.1	Fifth Amendment Agreement, dated November 4, 2025, by and among Ramaco Resources, Inc., Ramaco Development, LLC, RAM Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, Inc., Maben Coal LLC, Carbon Resources Development, Inc., Ramaco Coal, LLC, as borrowers, the lenders party thereto, and KeyBank National Association as agent and lender (amending the Second Amended and Restated Credit and Security Agreement, dated February 15, 2023, by and among Ramaco Resources, Inc., the other borrowers party thereto, the lenders party thereto, and KeyBank National Association, as agent, lender, swing line lender and the issuer).

10.2	Form of Capped Call Confirmation.

23.1	Consent of ArentFox Schiff LLP (Notes Offering) (included in Exhibit 5.1).

23.2	Consent of ArentFox Schiff LLP (Concurrent Delta Offering) (included in Exhibit 5.2).

99.1	Press release issued by Ramaco Resources, Inc., dated November 4, 2025 (Notes Offering).

99.2	Press release issued by Ramaco Resources, Inc., dated November 4, 2025 (Concurrent Delta Offering).

99.3	Press release issued by Ramaco Resources, Inc., dated November 5, 2025 (Notes Offering).

99.4	Press release issued by Ramaco Resources, Inc., dated November 5, 2025 (Concurrent Delta Offering).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Chairman and Chief Executive Officer

Date: November 7, 2025